UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2011

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Compensatory Arrangements of Certain Officers.

On December 13, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) established the performance goals for the annual cash bonus opportunity under the Company’s Management Incentive Program (the “MIP”) for the 2012 fiscal year for each of Edward M. Krell, the Company’s Chief Executive Officer, Christopher F. Daniel, the Company’s President, Judd P. Tirnauer, the Company’s Executive Vice President & Chief Financial Officer, and Ronald J. Masciantonio, the Company’s Executive Vice President & General Counsel (each, an “Executive”). The Company’s 2012 fiscal year ends on September 30, 2012.

For each of the annual cash bonus awards, the performance goals are specified levels of “Adjusted EBITDA,” which represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of: (a) loss on impairment of tangible or intangible assets; (b) gain or loss on disposal of assets; (c) gain or loss from the early extinguishment, redemption or repurchase of debt; and (d) stock-based compensation expense. The Committee also determined that “Adjusted EBITDA” will be adjusted to exclude: (i) any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings; and (ii) the impact of any changes to accounting principles that become effective during the 2012 fiscal year.

The following levels of Adjusted EBITDA for the 2012 fiscal year will be used to determine threshold, target and maximum potential bonuses payable under the MIP:

Threshold		Target		Maximum
Threshold Level of Adjusted EBITDA (1)	% change from prior FY Adjusted EBITDA	Target Level of Adjusted EBITDA (2)	% change from prior FY Adjusted EBITDA	Maximum Level of Adjusted EBITDA (3)	% change from prior FY Adjusted EBITDA
$54,400,000	0.0%	$59,439,000	9.3%	$67,154,000	23.5%

(1)	Below this level of Adjusted EBITDA, no bonus is payable.
(2)	At this level of Adjusted EBITDA, the target level of bonus is potentially payable.
(3)	At this level of Adjusted EBITDA, the maximum level of bonus is potentially payable.

The following table sets forth the minimum, threshold, target and maximum annual cash bonuses payable to each Executive upon achievement of the above specified levels of Adjusted EBITDA under the MIP and pursuant to each Executive’s currently effective employment agreement. This table calculates the minimum, threshold, target and maximum annual cash bonuses using current base salary rates of each Executive. However, actual cash bonus amounts paid will be based on the actual base salary earned by each Executive in the 2012 fiscal year.

Executive	Target Bonus Opportunity (% of Base Salary)	Minimum ($)	Threshold ($)	Target ($)	Maximum ($)
Edward M. Krell	100%	0	150,000	750,000	1,500,000
Christopher F. Daniel	50%	0	52,500	262,500	525,000
Judd P. Tirnauer	50%	0	37,500	187,500	375,000
Ronald J. Masciantonio	50%	0	32,000	160,000	320,000

In the event of termination of employment under certain circumstances during the 2012 fiscal year, in accordance with each of their respective employment agreements, each Executive would be entitled to a pro-rata payout of his annual cash bonus (determined with reference to the actual performance of the Company for the full fiscal year).

Cash incentives potentially payable under the MIP to the Executives with respect to the Company’s 2012 fiscal year are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Because payouts under the MIP depend on future corporate performance, the actual amounts the Company will pay under the MIP for the 2012 fiscal year are not yet determinable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 14, 2011	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer